UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2017

Image Chain Group Limited, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-55326 (Commission File Number)	46-4333787 (IRS Employer Identification No.)

Unit 07, 15F Convention Plaza Office Tower 1 Harbour Rd., Wan Chai, Hong Kong, China
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(852) 3188-2700

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2017, Image Chain Group Limited, Inc., a Nevada corporation (“IGCL” or the “Company”) entered into a share exchange agreement (the “Exchange Agreement”) with Image Convenience Store Management Limited, a company registered under the laws of the British Virgin Islands (“ICSML”), and Wang Fa Sung, the sole shareholder of ICSML (the “Seller”). Pursuant to the Exchange Agreement, the Company agreed to acquire one share of ICSML, representing 100% of ICSML’s issued and outstanding stock, from the Seller in exchange for the issuance of 200,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the “Exchange”), after giving effect to a 1-for-100 reverse stock split (the “Reverse Stock Split”) and other transactions provided for in the Exchange Agreement. Fractional shares will not be issued as a result of the Reverse Stock Split. Rather, fractional shares will be rounded up to the next whole share. As of the date of filing of this Current Report on Form 8-K, the Company has not yet effected the Reverse Stock Split.

On the closing date of the Exchange, and after giving effect to the Reverse Stock Split, ICSML will become a wholly-owned subsidiary of the Company and the Seller will own 200,000,000 shares of Common Stock, representing 98.04% of the issued and outstanding Common Stock of the Company. For federal income tax purposes, it is intended that the Exchange qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The consummation of the transactions contemplated by the Exchange Agreement is subject to certain customary conditions, including, among others, the accuracy of the representations and warranties. In addition, the Exchange Agreement is subject to the approval of the Exchange by the Company’s board of directors and stockholders, the Reverse Stock Split, the increase in authorized common stock of the Company by means of filing amended and restated articles of incorporation, and other items. On February 13, 2017, the Company’s board of directors and stockholders approved the Exchange, the Reverse Stock Split and the increase in authorized common stock of the Company.

The closing of the Exchange is expected to occur no later than May 13, 2017.

The Exchange Agreement may be terminated by mutual written consent of ICGL and ICSML, or by either ICGL or ICSML in the event that (i) the other party is subject to a government order restraining, enjoining or prohibiting the Exchange, (ii) the other party has been deemed to have committed a material breach of the Exchange Agreement, or (iii) the closing of the Exchange has not occurred by May 13, 2017, except if such closing has not occurred as a result of breach by the party seeking to terminate the Exchange Agreement.

The foregoing description of the Exchange Agreement is a summary only and is qualified in its entirety by reference to the full text of such document, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosure in Items 1.01 and 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placement of the herein referenced securities, pursuant to Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder because, among other things, the transactions did not involve a public offering, each of the recipients acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities in each instance.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item. On February 13, 2017, the Company filed the Certificate of Correction (as defined in Item 8.01) with the Secretary of State of the State of Nevada to correct the inadvertent omission of the designation of the Company’s “additional” stock as preferred stock. The corrections made by the Certificate of Correction are retroactively effective as of the original filing date of the Company’s articles of incorporation on December 18, 2013.

Item 8.01 Other Events.

The Company’s articles of incorporation, filed with the Secretary of State for the State of Nevada on December 18, 2013, authorized 70,000,000 shares of common stock and 5,000,000 undesignated shares under the heading “additional” (the “Additional Shares”). On May 5, 2015, the Company (under its former name Have Gun Will Travel, Inc.) entered into a share exchange agreement with Fortune Delight Holdings Group, Ltd. (“FDHG”), and its shareholders (the “FDHG Agreement”), pursuant to which a certain shareholder of FDHG, Xinyuan Yang (“Mr. Yang”), received 5,000,000 shares of stock described in the FDHG Agreement as “preferred stock”. It was the Company’s intent to specifically designate the Additional Shares as preferred stock in the original articles of incorporation, and to issue such shares to Mr. Yang as preferred stock.

In order to remedy the potential for clerical error in the Company’s original articles of incorporation, and to address and remedy any potential claims or liability against the Company in connection with the issue of shares to Mr. Yang in connection with the FDHG Agreement, on February 13, 2017 the Company’s board of directors approved the following actions taken by the Company:

1.	The officers of the Company filed with the Secretary of State of the State of Nevada a Certificate of Correction (the “Certificate of Correction”), authorized under Chapter 78.0296 of the Nevada Revised Statutes, which revised the originally filed articles of incorporation of the Company to designate the Additional Shares as preferred stock, par value $0.001 per share. The corrections made by the Certificate of Correction are retroactively effective as of the original filing date of the Company’s articles of incorporation on December 18, 2013. The foregoing description of the Certificate of Correction is qualified in its entirety by reference to the full text of such document, filed herewith as Exhibit 3.1 and incorporated herein by reference.

2.	The Company entered into a Stock Settlement and Release Agreement (the “Release Agreement”) with Mr. Yang in which the Company agreed to issue to Mr. Yang 5,000,000 shares of common stock in exchange for (i) the transfer to the Company and cancellation of the 5,000,000 shares of preferred stock issued to Mr. Yang in connection with the FDHG Agreement and (ii) an agreement by Mr. Yang to release the Company from any and all liability in connection with prior transactions between the Company and Mr. Yang, including but not limited to the FDHG Agreement. The foregoing description of the Release Agreement is qualified in its entirety by reference to the full text of such document, filed herewith as Exhibit 10.2 and incorporated herein by reference.

The Company believes that the Certificate of Correction removes any doubt that the preferred stock issued to Mr. Yang in connection with the FDHG Agreement was validly issued, and the Release Agreement further mitigates risk to the Company resulting from the FDHG Agreement and the issuance of preferred stock to Mr. Yang. The Company does not consider the issuance of common stock to Mr. Yang in connection with the Release Agreement to be a conversion of preferred stock but rather an exchange of shares.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	DESCRIPTION

3.1	Certificate of Correction to the Company’s articles of incorporation, filed with the Secretary of State of the State of Nevada on February 13, 2017.
10.1	Share Exchange Agreement, dated February 14, 2017, by and among the Company, Image Convenience Store Management Limited, and Wang Fa Sung.
10.2	Stock Settlement and Release Agreement, dated February 13, 2017, by and between the Company and Xinyuan Yang.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Chain Group Limited, Inc.

Date: February 14, 2017	By:	/s/ Wenchang Gu
Wenchang Gu, President and Chief Executive Officer